NUMBER                         PROGUARD                        SHARES
                          Acquisition Corp.

            AUTHORIZED STOCK 100,000,000 COMMON SHARES
                       PAR VALUE $.001 PER SHARE


This Certifies That                                     is the
registered holder of                              shares

Transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed


Dated:

                         CORPORATE SEAL

                                       ATLAS STOCK TRANSFER CORPORATION
                                             5809 South State St.
                                         Salt Lake City, Utah 84107

                                               By:
                                                   --------------------
                                                   Authorized Signature